UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2009

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Ravinia Drive, Atlanta, Georgia		30346
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 847-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of principal executive officer and director

Effective May 14, 2009, R. Andrew Eckert resigned as President, Chief Executive Officer, and a director of Eclipsys Corporation ("Eclipsys" or the "Company").

(c) Appointment of new principal executive officer

Effective May 14, 2009, the Eclipsys board of directors appointed Philip M. Pead as President and Chief Executive Officer of the Company. Mr. Pead will continue as a member of the Eclipsys board of directors, which he joined in February 2009.

Mr. Pead, age 56, has served as the Managing Partner of Beacon Point Partners LLC, a healthcare consulting firm, since March 2007. Previously, Mr. Pead served as President and Chief Executive Officer of Per-Se Technologies, a provider of physician practice management services, from November 2000 until its acquisition by McKesson Corporation in January 2007. Mr. Pead served as the Chairman of Per-Se beginning May 2003, having joined the company in 1997. While at Per-Se, he also served as Executive Vice President and Chief Operating Officer from August 1999 to November 2000.

Mr. Pead’s cash compensation includes a base annual salary of $650,000 and an annual target bonus of $650,000. The Company has committed for 2009 to pay at least a ratable portion of the annual bonus target proportionate to the remaining balance of the year.

In addition, Mr. Pead’s compensation includes 66,700 restricted shares of Eclipsys common stock and non-qualified options to purchase up to 450,000 shares of Eclipsys common stock.

The restricted stock is subject to contractual restrictions on transfer until vested, and vests 65% on June 1, 2011 and 35% on June 1, 2012. The two-year deferral of vesting of Mr. Pead’s restricted stock is consistent with his intention to remain long-term as the Company’s CEO.

The stock options have a 7-year term, an exercise price per share of $14.78 (which is the fair market value of Eclipsys common stock on May 14, 2009, the date of grant). The stock options vest with respect to 75% of the underlying shares in 24 equal monthly installments over the first two years and with respect to the remaining 25% of the shares in 12 equal monthly installments over the third year. Vesting of the restricted stock and stock options is contingent upon continued employment and is subject to acceleration under certain circumstances.

Additional terms of Mr. Pead’s employment will be reflected in an employment agreement that Eclipsys and Mr. Pead expect to sign in the near future.

A copy of Eclipsys’ press release announcing Mr. Pead’s appointment as President and Chief Executive Officer, replacing Mr. Eckert, is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated May 14, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

May 18, 2009	By:	/s/ Robert M. Saman

Name: Robert M. Saman
Title: Assistant General Counsel and Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 14, 2009